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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation of our report, dated May 16, 2003, included in this Form 10-KSB in the previously filed Registration Statements of Legend Mobile, Inc. (formerly PTN Media, Inc.) and subsidiaries on Form S-8 (File No. 333-80771 and 333-63174) and on Form S-3 (File No. 333-51600 and
333-64328)

/s/ Stonefield Josephson, Inc.
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STONEFIELD JOSEPHSON, INC.
Santa Monica, California
May 20, 2003